UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2021
__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

202 Pride Lane SW, Decatur, Alabama 35603
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2021, Lakeland Industries, Inc. (the “Company”) entered into a new Employment Agreement (the “Employment Agreement”) with Allen E. Dillard, the Chief Financial Officer of the Company, effective February 11, 2021, the date Mr. Dillard’s prior Employment Agreement with the Company expired.

 The Employment Agreement commenced on February 11, 2021 and ends on February 1, 2022 (the “Term”), subject to early termination as provided therein. The Term shall be automatically extended for additional 12-month periods unless either party provides written notice 90 days prior to the termination of the applicable Term. The Employment Agreement provides for a base salary of $285,000 per year. Mr. Dillard is eligible to be awarded an annual bonus of up to 40% of his base salary based upon such parameters as determined by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Mr. Dillard shall also be entitled to participate, as determined in the discretion of the Compensation Committee, in the Company’s 2017 Equity Incentive Plan and any other restrictive stock, stock appreciation rights, stock option or other equity plans of the Company.

The Employment Agreement contains certain provisions providing for severance payments to Mr. Dillard in the event that he is terminated by the Company without cause or by Mr. Dillard for Good Reason (generally, for failure by the Company to pay Mr. Dillard’s salary or annual bonus, if any, when due and earned, material diminution in Mr. Dillard’s authority or material breach by the Company of the Employment Agreement). The payment to Mr. Dillard is greater in the event that such termination without cause or for Good Reason is within 18 months after a change of control of the Company. Under the Employment Agreement, Mr. Dillard is also subject to non-competition and non-solicitation restrictions during the Term and for a period of one year thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement with Mr. Dillard, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits.

10.1
Employment Agreement, dated February 11, 2021, between Lakeland Industries, Inc. and Allen E. Dillard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: February 16, 2021	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement, dated February 11, 2021, between Lakeland Industries, Inc. and Allen E. Dillard.